Exhibit (n)(4)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use of our report dated August 28, 2015, relating to the financial statements of Priority Income Fund, Inc., which is contained in this Statement of Additional Information (that is part of the Registration Statement, dated October 29, 2014), filed on September 2, 2015 pursuant to Rule 497 (File  No.  333-182941).

/s/BDO USA, LLP

BDO USA, LLP
New York, New York
September 1, 2015